UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 6, 2016

TubeMogul, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36543	51-0633881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 53rd Street, Suite 2

Emeryville, California 94608

(Address of principal executive offices, including zip code)

(510) 653-0126

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

On and effective as of September 6, 2016, the Board of Directors (the “Board”) of TubeMogul, Inc. (the “Company”) appointed Paul Levine as a new Class II director, filling an existing vacancy on the Board. Mr. Levine was also appointed to the Nominating and Corporate Governance Committee of the Board.

As a member of the Board, Mr. Levine will be entitled to participate in the Company’s non-employee director compensation program, under which he will receive (i) an initial award of restricted stock units (“RSUs”) equal to a number determined by dividing $200,000 by the average closing price of the Company’s stock for the trading days included in the thirty (30) calendar day period ending on the day immediately prior to the date of his appointment to the Board (“Initial Grant”) and (ii) an annual award of RSUs equal to a number determined by dividing $135,000 by the average closing price of the Company’s stock for the trading days included in the thirty (30) calendar day period ending on the day immediately prior to the date of the Company’s annual meeting for the applicable year (“Annual Grant”). The Initial Grant will vest as to one-third of the shares on each anniversary of the commencement of Mr. Levine’s service as a director, subject to his continued service as a director through each applicable vesting date. All of the shares underlying the Annual Grant will vest upon the earlier of (x) the day prior to the next year’s annual meeting of stockholders or (y) one year from grant, subject to Mr. Levine’s continued service as a director through the applicable vesting date.

Mr. Levine will also receive annual cash retainer fees of $15,000 and $3,500 for serving on the Board and as a member of the Nominating and Corporate Governance Committee of the Board, respectively.

The Company intends to enter into its standard form of indemnification agreement with Mr. Levine, which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 26, 2014 and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Levine and any other persons pursuant to which he was selected as a director. There are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. Levine is or was a participant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUBEMOGUL, INC.
By:	/s/ Ron Will
Ron Will
Chief Financial Officer

Date: September 8, 2016